UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 10, 2016

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36056	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road Burlington, Massachusetts 01803
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 565-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Nuance Communications, Inc. (“Nuance”, “we”, or “our”) is filing this Current Report on Form 8-K to recast certain prior period financial information and related disclosures contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015 (“2015 Form 10-K”) to conform with the segment reporting changes made in connection with the realignment of our organizational structure, as well as to disclose the retrospective adoption of new accounting guidance.
In October 2015, we reorganized the organizational management and oversight of our Dragon Consumer business, which was previously reported within our Mobile segment and will be moved into our Healthcare segment. We began to report comparative results under the new organizational structure with the filing of our Quarterly Report on Form 10-Q for the quarter ended December 31, 2015.
Effective October 1, 2015, we early adopted, and retroactively implemented Accounting Standards Update ("ASU") No. 2015-17, "Balance Sheet Classification of Deferred Taxes." Under this new guidance, we are required to present deferred tax assets and deferred tax liabilities, and any related valuation allowances, as noncurrent on our consolidated balance sheet. The cumulative effect of the change as of September 30, 2015 on current and long-term deferred tax assets was a decrease of approximately $57.3 million and $0.4 million, respectively, with an offsetting adjustment to long-term deferred tax liabilities. Current deferred tax assets were included in prepaid expenses and other current assets and long-term deferred tax assets were included in other assets within our consolidated balance sheet. The requirements of this guidance have been applied retrospectively to all periods presented in this Form 8-K.
We are filing this Form 8-K and related exhibits to recast financial information and revise certain related disclosures contained in the 2015 Form 10-K to reflect the changes in segment reporting as described above and the retrospective changes, for all periods presented, for the adoption of ASU No. 2015-17. All other information in the 2015 Form 10-K remains unchanged.
The information included in this Form 8-K is presented for informational purposes only in connection with the reporting changes described above and does not amend or restate our audited consolidated financial statements, which were included in our 2015 Form 10-K. This Form 8-K does not reflect events occurring after we filed our 2015 Form 10-K and does not modify or update the disclosures therein in any way, other than to illustrate the realignment of our organizational structure and the retrospective application of new accounting guidance as described above. For significant developments which have occurred subsequent to the filing of the 2015 Form 10-K, refer to our filings with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm
99.1
Updates, where applicable, to Part I, Item 1. Business, from Nuance’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as filed with the Securities and Exchange Commission on November 19, 2015

99.2
Updates, where applicable, to Part II, Item 6. Selected Financial Data, from Nuance’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as filed with the Securities and Exchange Commission on November 19, 2015

99.3
Updates, where applicable, to Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, from Nuance’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as filed with the Securities and Exchange Commission on November 19, 2015

99.4
Updated Part II, Item 8. Financial Statements and Supplementary Data, from Nuance’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as filed with the Securities and Exchange Commission on November 19, 2015

101
The following materials from Nuance Communications, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, formatted in XBRL (Extensible Business Reporting Language): (i) the Consolidated Statements of Operations, (ii) the Consolidated Balance Sheets, (iii) the Consolidated Statements of Stockholders’ Equity and Comprehensive Loss, (iv) the Consolidated Statements of Cash Flows, and (v) Notes to Consolidated Financial Statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date:	May 10, 2016	By:	/s/ Daniel D. Tempesta
Daniel D. Tempesta
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
23.1	Consent of Independent Registered Public Accounting Firm
99.1
Updates, where applicable, to Part I, Item 1. Business, from Nuance’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as filed with the Securities and Exchange Commission on November 19, 2015

99.2
Updates, where applicable, to Part II, Item 6. Selected Financial Data, from Nuance’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as filed with the Securities and Exchange Commission on November 19, 2015

99.3
Updates, where applicable, to Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, from Nuance’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as filed with the Securities and Exchange Commission on November 19, 2015

99.4
Updated Part II, Item 8. Financial Statements and Supplementary Data, from Nuance’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as filed with the Securities and Exchange Commission on November 19, 2015

101
The following materials from Nuance Communications, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, formatted in XBRL (Extensible Business Reporting Language): (i) the Consolidated Statements of Operations, (ii) the Consolidated Balance Sheets, (iii) the Consolidated Statements of Stockholders’ Equity and Comprehensive Loss, (iv) the Consolidated Statements of Cash Flows, and (v) Notes to Consolidated Financial Statements.